UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material under §240.14a-12

CPI Card Group Inc.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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ADDITIONAL INFORMATION REGARDING

THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON WEDNESDAY, MAY 27, 2020

The following Notice of Change of Location relates to the proxy statement of CPI Card Group Inc. (the “Company”), dated April 13, 2020 (the “Proxy Statement”), furnished to stockholders of the Company in connection with the solicitation of proxies by the Board of Directors of the Company for use at the 2020 Annual Meeting of Stockholders to be held on Wednesday, May 27, 2020 at 8:00 a.m. Mountain Time. This Supplement is being filed with the Securities and Exchange Commission and is being made available to stockholders of the Company on or about May 8, 2020.

THE NOTICE AND ACCOMPANYING PRESS RELEASE SHOULD BE READ

IN CONJUNCTION WITH THE PROXY STATEMENT.

NOTICE OF CHANGE OF LOCATION

TO A VIRTUAL ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON MAY 27, 2020 AT 8:00 A.M. MT

To the Stockholders of CPI Card Group Inc.:

This Notice of Change of Location (this “Notice”) provides updated information with respect to the 2020 Annual Meeting of Stockholders (the “Annual Meeting”) of CPI Card Group Inc. (the “Company” or “CPI”) to be held on Wednesday, May 27, 2020 at 8:00 a.m. Mountain Time. On April 13, 2020, the Company commenced distribution to its stockholders of its proxy materials for the Annual Meeting, filed with the Securities and Exchange Commission that same day. This Notice should be read in conjunction with those proxy materials.

On May 8, 2020, the Company issued a press release announcing that, due to the ongoing public-health impact of the COVID-19 pandemic and in order to prioritize the health and wellbeing of the Company’s stockholders, employees and other meeting participants, the Annual Meeting will be held in a virtual-only format. NOTICE IS HEREBY GIVEN that the Annual Meeting will be held virtually on Wednesday, May 27, 2020 at 8:00 a.m. Mountain Time. The virtual meeting and live webcast can be accessed at www.virtualshareholdermeeting.com/PMTS2020. You will not be able to attend the Annual Meeting in person.

As described in the previously distributed proxy materials for the Annual Meeting, you are entitled to participate in the Annual Meeting if you were a stockholder of record as of the close of business on April 3, 2020, the record date, or hold a legal proxy for the meeting provided by your bank, broker or other nominee. To be admitted to and participate in the Annual Meeting, you must enter the 16-digit control number found on your proxy card, voting instruction form or notice you previously received.

You may vote during the Annual Meeting by following the instructions available at www.virtualshareholdermeeting.com/PMTS2020 during the Annual Meeting. Whether or not you plan to attend the Annual Meeting, you are encouraged to vote in advance by one of the methods described in the proxy materials for the Annual Meeting. The proxy card included with the proxy materials previously distributed will not be updated to reflect the change in meeting location and may continue to be used to vote shares in connection with the Annual Meeting.

Stockholders participating in the Annual Meeting will also be able to submit written questions to be addressed during the meeting, subject to the meeting’s rules and procedures for conduct.

We appreciate your understanding about the change in the Annual Meeting location and thank you for your continued support of CPI.

By Order of the Board of Directors,

Sarah Kilgore
Chief Legal and Compliance Officer and Corporate Secretary

May 8, 2020